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                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements of Occam Networks, Inc. on Form S-8 (Registration Nos. 333-39928, 333-55520, 333-72194, 333-91070, and 333-91072) of our reports dated January 24,
2003, except for the subsequent event described in Note 17 as to which the date is February 28, 2003, relating to the consolidated financial statements and consolidated financial statement schedule for the year ended December 31, 2002, which appear in this Annual Report on Form 10-K.

                                 /s/ PricewaterhouseCoopers LLP

March 28, 2003